Exhibit 10.1

LOAN AND GUARANTY AGREEMENT
AMENDMENT 4 WITH WAIVER

This LOAN AND GUARANTY AGREEMENT AMENDMENT 4 WITH WAIVER (“Amendment”) is made as of May 9, 2019, by FARM CREDIT EAST, ACA (“Lender”) in connection with the Loan and Guaranty Agreement (“Loan Agreement”) dated as of December 9, 2016, by and among the Seneca Foods Corporation (“Parent”), Seneca Foods, LLC, (“Seneca LLC”), Seneca Snack Company (“Seneca Snack”) and Green Valley Foods, LLC (“Green Valley,” and together with Parent, Seneca LLC and Seneca Snack, collectively the “Borrowers”), Marion Foods, Inc. (“Marion”), Lebanon Valley Cold Storage, LLC (“Lebanon LLC”), Lebanon Valley Cold Storage, LP (“Lebanon LP”), Portland Food Products Company (“Portland Food”), and Gray & Company (“Gray” and together with Marion, Lebanon LLC, Lebanon LP, Portland Food and Gray, collectively, the “Guarantors”) and Lender. The Loan Agreement was amended by Loan and Guaranty Agreement Amendment 1, Waiver and Consent, dated April 1, 2017, pursuant to which, among others, Truitt Bros., Inc. (“Truitt”) and Bluegrass Holdings, LLC (“Bluegrass”) were joined as additional Guarantors, and further amended by Loan and Guaranty Agreement Amendment 2, dated June 18, 2018, and Loan and Guaranty Agreement Amendment 3 With Partial Release, dated October 29, 2018, pursuant to which Lebanon LLC and Lebanon LP were released as Guarantors.

WHEREAS, the Lender has agreed to waive certain possible Events of Default under the Loan Agreement, and the parties have agreed to certain additional amendments thereto,

NOW THEREFORE, Loan Parties and Lender agree:

1.     Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement, and interpretations applicable to the Loan Agreement also are applicable hereto.

2.     Waiver. Lender hereby waives any Event of Default that may be caused by failure of the Loan Parties to comply with the Interest Coverage Ratio for the period ended March 31, 2019 and the period ending June 29, 2019; expressly contingent, however, upon the Borrower having excess undrawn availability under its Revolving Credit Facility established under the Bank of America Agreement, as then in effect, of at least $175 million on each of March 31, 2019 and June 29, 2019.

3.     Amendments. The Loan Agreement is hereby amended as follows:

(a)     The definition of “EBITDA” in Section 1.1 is hereby amended to read in its entirety as follows:

“EBITDA” shall mean, shall mean, determined on a consolidated basis for the Loan Parties in accordance with GAAP using a first-in, first-out method of accounting for Inventory and without duplication, (a) net income, plus (b) to the extent deducted in calculating net income, without duplication, (i) income taxes, (ii) interest expense, (iii) depreciation and amortization expense, (iv) other non-recurring extraordinary or unusual charges, (v) losses arising from the write-down of assets during such period, and charges from discontinued operations, (vi) extraordinary or unusual losses, from any Casualty Event and/or Asset Disposition (except in the Ordinary Course of Business) minus (vii).extraordinary or unusual gains, from any Casualty Event and/or Asset Disposition (except in the Ordinary Course of Business).

(b)     Subclause (a) of the definition of “Permitted Acquisition” in Section 1.1 is hereby amended to read as follows:

(a)     such Loan Party shall have delivered to Lender a statement certified by the principal financial or accounting officer of the Parent to the effect that (i) no Default or Event of Default exists, (ii) such acquisition is a “Permitted Acquisition” under the Bank of America Credit Agreement, and (iii) either (x) the Loan Parties are in compliance, and after giving effect to such acquisition remain in (calculated on a pro forma basis determined in a manner acceptable to Lender) compliance, with Article IX (such statement to be accompanied by computations, in reasonable detail, evidencing such compliance), or (y) the Borrower has excess undrawn availability of at least $125 million under its Revolving Credit Facility established under the Bank of America Agreement, as then in effect, for the thirty (30) days prior to the acquisition;

(c)     Section 9.1 is hereby amended to read in its entirety as follows:

9.1     Minimum EBITDA. The EBITDA for the Loan Parties on a consolidated basis, measured as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 28, 2019, shall be equal to or greater than the following amounts for the periods indicated:

4/1/2019 - 9/28/2019          $5,000,000

4/1/2019 - 12/28/2019          $25,000,000

4/1/2019 - 3/31/2020          $45,000,000

Each Fiscal Quarter
thereafter on a trailing
four Fiscal Quarter basis     $45,000,000

4.     Representations and Warranties. In order to induce Lender to enter into this Amendment and provide the consent herein, Borrower Agent, on behalf of the Loan Parties, represents and warrants to Lender that the following statements are true and correct in all respects:

(a)     Authority. Each Loan Party has the requisite corporate and company power and authority to execute and deliver this Amendment and any other Loan Documents delivered in connection herewith, and to perform its obligations hereunder and under such Loan Documents (as amended or modified) to which it respectively is a party. The execution, delivery and performance by Borrower Agent of this Amendment have been duly approved by all necessary corporate and company action and no other corporate or company proceedings are necessary to consummate the transactions contemplated by it.

(b)     Enforceability. This Amendment has been duly executed and delivered by Borrower Agent. This Amendment is the legal, valid and binding obligation of the Loan Parties, enforceable against each Loan Party in accordance with its terms, and is in full force and effect.

(c)     Representations and Warranties. Except as otherwise set forth on the updated Schedules to the Loan Agreement annexed hereto, the representations and warranties contained in the Loan Agreement and in this Amendment are correct in all material respects on and as of the date hereof as though made on and as of the date hereof other than such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof, all of which shall have been true and correct in all material respects as of the applicable stated date.

(d)     No Contravention. The execution, delivery and performance of this Amendment by the Loan Parties have received all necessary governmental approvals, if any, and do not contravene any law or unwaived contractual restrictions binding on any of them.

(e)     No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

5.     General Confirmations.

(a)     Continuing Effect. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, are hereby ratified and confirmed in all respects, and constitute the legal, valid, binding and enforceable obligations of each Loan Party to Lender.

(b)     No Additional Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a modification, acceptance or waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents, except as specifically set forth herein.

(c)     Reference to and Effect on the Loan Documents. Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement, and each reference in the other Loan Documents to “the Loan Agreement,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby. To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(d)     Expenses. The Borrowers shall pay to the Lender upon demand all reasonable out-of-pocket expenses, including reasonable fees of attorneys, incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished herewith.

6.     Miscellaneous.

(a)     Governing Law. This Amendment and all matters related hereto shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(b)     Severability. The provisions of this Amendment are severable, and if any subsection or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

(c)     Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

(d)     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)     Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of each Loan Party and the Lender and their respective successors and assigns; provided, however, that no rights and obligations of any Loan Party under this Amendment may be assigned or delegated without the prior written consent of the Lender.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives by their signatures below as of the date first above written.

[Signature Pages Follow]

FARM CREDIT EAST, ACA

By:     /s/Kerri B. Sears___________________

Kerri B. Sears

Vice President

Borrowers:

SENECA FOODS CORPORATION,

for itself and as Loan Party Agent pursuant

to Section 12.1 of the Loan Agreement for

Seneca Foods, LLC, Seneca Snack Company,

and Green Valley Foods, LLC

By:     /s/Timothy J. Benjamin_______________

Timothy J. Benjamin

Chief Financial Officer

Guarantors:

SENECA FOODS CORPORATION,

for itself and as Loan Party Agent pursuant

to Section 12.1 of the Loan Agreement for

Marion Foods, Inc., Portland Food Products

Company, Gray & Company, Truitt Bros., Inc.,

and Bluegrass Holdings, LLC

By:     /s/Timothy J. Benjamin________________

Timothy J. Benjamin

Chief Financial Officer